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                                                                    EXHIBIT 24.1

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each officer and director of Loral Space & Communications Ltd., whose signature appears below constitutes and appoints Bernard L. Schwartz, Gregory J. Clark, Michael P. DeBlasio, Eric J. Zahler, Nicholas C. Moren and Harvey B. Rein, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.


        Signature                                  Title                  Date

    /s/ Bernard L. Schwartz      Chairman of the Board,           March 31, 1998
-------------------------------  Chief Executive Officer
        Bernard L. Schwartz      (Principal Executive Officer)


    /s/ Howard Gittis            Director                         March 31, 1998
-------------------------------
        Howard Gittis

    /s/ Robert B. Hodes          Director                         March 31, 1998
-------------------------------
        Robert B. Hodes

-------------------------------  Director
        Gershon Kekst

    /s/ Charles Lazarus          Director                         March 31, 1998
-------------------------------
        Charles Lazarus

    /s/ Malvin A. Ruderman       Director                         March 31, 1998
-------------------------------
        Malvin A. Ruderman

   /s/ E. Donald Shapiro         Director                         March 31, 1998
-------------------------------
       E. Donald Shapiro

   /s/ Arthur L. Simon           Director                         March 31, 1998
-------------------------------
       Arthur L. Simon

   /s/ Daniel Yankelovich        Director                         March 31, 1998
-------------------------------
       Daniel Yankelovich

   /s/ Michael P. DeBlasio       First Senior Vice President      March 31, 1998
-------------------------------  Chief Financial Officer
       Michael P. DeBlasio       (Principal Financial Officer)

   /s/ Harvey B. Rein            Vice President and Controller    March 31, 1998
-------------------------------  (Principal Accounting Officer)
       Harvey B. Rein